POWER OF ATTORNEY

I hereby authorize and designate Alan P. Eggleston,
Thomas E. Lavery, Michele M. Weber, Peter J. Cunningham
and Monte N. Redman, or any one of them acting as agent and
attorney-in-fact, with full power of substitution, to:

(1) prepare and sign on my behalf any Form 3,
Form 4 or Form 5 under Section 16 of the
Securities Exchange Act of 1934, as amended,
and file the same with the Securities and
Exchange Commission, NYSE, NASDAQ and
each stock exchange on which Astoria
Financial Corporation's common stock or
other securities are listed, as required by law;

(2) prepare and sign on my behalf any Form 144
under the Securities Act of 1933, as amended,
and file the same with the Securities and
Exchange Commission, NYSE, NASDAQ and
each stock exchange on which Astoria
Financial Corporation's common stock or
other securities are listed, as required by law;
and

(3) do anything else necessary or proper in
connection to the foregoing.

This power of attorney shall remain in effect as long as
I am an affiliate of Astoria Financial Corporation, and shall not be affected by my subsequent disability or incompetence.

Date: September 18, 2002

George L. Engelke, Jr.
George L. Engelke, Jr.